                                                                     Exhibit 2.2


                             CERTIFICATE OF MERGER
                                       OF
                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                      INTO
                               RJR NABISCO, INC.

                         Pursuant to Section 251 of the
                        Delaware General Corporation Law

     RJR Nabisco, Inc., a Delaware corporation ("RJRN"), which desires to merge with R.J. Reynolds Tobacco Holdings Inc., a Delaware corporation ("ReorgSub"), hereby certifies as follows:

     FIRST: The name and state of incorporation of each of the constituent corporations of the merger are as follows:

                    Name                     State of Incorporation
     ------------------------------------    ----------------------

     R.J. Reynolds Tobacco Holdings, Inc.           Delaware
     RJR Nabisco, Inc.                              Delaware

     SECOND: The Agreement and Plan of Merger dated as of May 18, 1999 (the "Merger Agreement") among RJR Nabisco Holdings Corp., RJRN and ReorgSub and attached as Annex A has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

     THIRD: RJR Nabisco, Inc. is the surviving corporation of the merger.

     FOURTH: The merger shall be effective as of the time of the filing of this Certificate.

     FIFTH: The Certificate of Incorporation of RJR Nabisco, Inc. shall be amended and restated in its entirety as set forth as Annex B hereto.

     SIXTH: The current By-Laws of RJR Nabisco, Inc. shall be the By-Laws of the corporation surviving the merger.

     SEVENTH: The Agreement and Plan of Merger is on file at the office of the surviving corporation located at 1301 Avenue of the Americas, New York, NY 10019.

     EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be duly executed by its duly authorized officer.

Dated: May 18, 1999

                                            RJR NABISCO, INC.



                                            By: /s/ H. Colin McBride
                                               --------------------------------
                                               Name:  H. Colin McBride
                                               Title: Senior Vice President and
                                                        Secretary

                                                                        ANNEX A











                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                  May 18, 1999

                                     among

                               RJR NABISCO, INC.

                           RJR NABISCO HOLDINGS CORP.

                                      and

                      R.J. REYNOLDS TOBACCO HOLDINGS INC.

                               TABLE OF CONTENTS

                             ----------------------

                                                                          PAGE
                                                                          ----

                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions..................................................1

                                   ARTICLE 2
                                   THE MERGER

SECTION 2.01.  The Merger...................................................2
SECTION 2.02.  Conversion of Shares.........................................2

                                   ARTICLE 3
                           THE SURVIVING CORPORATION

SECTION 3.01.  Certificate of Incorporation.................................3
SECTION 3.02.  By-Laws......................................................3
SECTION 3.03.  Directors and Officers.......................................3

                                   ARTICLE 4
                         COVENANTS OF HOLDINGS AND RJRN

SECTION 4.01.  Further Assurances...........................................3

                                   ARTICLE 5
                      REPRESENTATIONS OF RJRN AND REORGSUB

SECTION 5.01.  Stockholder Approval.........................................3

                                   ARTICLE 6
                                 MISCELLANEOUS

SECTION 6.01.  Amendments; No Waivers.......................................4
SECTION 6.02.  Expenses.....................................................4
SECTION 6.03.  Successors and Assigns.......................................4
SECTION 6.04.  Governing Law................................................4
SECTION 6.05.  Counterparts; Effectiveness..................................4
SECTION 6.06.  Entire Agreement.............................................5
SECTION 6.07.  Severability.................................................5

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of May 18, 1999 among RJR NABISCO, INC., a Delaware corporation (to be renamed "R. J. Reynolds Tobacco Holdings, Inc.") ("RJRN"), RJR NABISCO HOLDINGS CORP., a Delaware corporation (to be renamed "Nabisco Group Holdings Corp.") ("Holdings"), and R.J. REYNOLDS TOBACCO HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of Holdings ("ReorgSub").

     The parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Delaware Law" means the General Corporation Law of the State of Delaware.

     "Nabisco Stock" means the Class B Common Stock, par value $0.01 per share, of Nabisco Holdings Corp., a Delaware corporation.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "ReorgSub Stock" means the common stock, par value $0.01 per share, of ReorgSub.

     "RJRN Stock" means the common stock, par value $0.01 per share, of RJRN.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

                                   ARTICLE 2
                                   THE MERGER

     SECTION 2.01. The Merger. (a) At the Effective Time, ReorgSub shall be merged (the "Merger") with and into RJRN in accordance with Delaware Law, whereupon the separate existence of ReorgSub shall cease, and RJRN shall be the surviving corporation (the "Surviving Corporation").

     (b) As soon as practicable after the execution of this Agreement, RJRN and ReorgSub will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as may be specified in the certificate of merger).

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of RJRN and ReorgSub, all as provided under Delaware Law.

     SECTION 2.02. Conversion of Shares. At the Effective Time,

     (a) each share of ReorgSub Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive:

          (i) 2,132,500 shares of Nabisco Stock; and

          (ii) $16 million in cash.

     (b) each share of RJRN Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of common stock, par value $0.01 per share, of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted.

                                   ARTICLE 3
                           THE SURVIVING CORPORATION

     SECTION 3.01. Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation shall be as set forth on Exhibit A until amended in accordance with applicable law.

     SECTION 3.02. By-Laws. The By-Laws of RJRN in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of RJRN at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of RJRN at the Effective Time shall be the officers of the Surviving Corporation.


                                   ARTICLE 4
                         COVENANTS OF HOLDINGS AND RJRN

     The parties hereto agree that:

     SECTION 4.01. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of RJRN or ReorgSub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of RJRN or ReorgSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                   ARTICLE 5
                      REPRESENTATIONS OF RJRN AND REORGSUB

     RJRN and ReorgSub (each a "Constituent Corporation") each represent to the other that:

     SECTION 5.01. Stockholder Approval. As of the date hereof, Holdings, as sole stockholder of each of the Constituent Corporations, has adopted this Agreement and has approved the transactions contemplated hereby.

                                   ARTICLE 6
                                 MISCELLANEOUS

     SECTION 6.01. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, without the further approval of Holdings, as sole stockholder of both RJRN and ReorgSub, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of RJRN or ReorgSub.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 6.02. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid in the manner set forth in the Distribution Agreement dated as of May 12, 1999 among Holdings, RJRN and R. J. Reynolds Tobacco Company, a New Jersey corporation.

     SECTION 6.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

     SECTION 6.04. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     SECTION 6.05. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     SECTION 6.06. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

     SECTION 6.07. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            RJR NABISCO, INC.



                                            By: /s/ H. Colin McBride
                                               --------------------------------
                                               Name:  H. Colin McBride
                                               Title: Senior Vice President and
                                                        Secretary


                                            RJR NABISCO HOLDINGS CORP.



                                            By: /s/ H. Colin McBride
                                               --------------------------------
                                               Name:  H. Colin McBride
                                               Title: Senior Vice President and
                                                        Secretary


                                            R.J. REYNOLDS TOBACCO HOLDINGS,
                                            INC.



                                            By: /s/ Francis X. Suozzi
                                               --------------------------------
                                               Name:  Francis X. Suozzi
                                               Title: President

                                                                        ANNEX B
                                                                      EXHIBIT A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               RJR NABISCO, INC.

                         (Originally incorporated under
         the name of R. J. Reynolds Industries, Inc. on March 4, 1970)

                                   ARTICLE I

     The name of the Corporation is R.J.Reynolds Tobacco Holdings, Inc. (the "Corporation").

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at that address is Corporation Service Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

                                   ARTICLE IV

     The total number of shares of capital stock that the Corporation is authorized to issue is 340,000,000 shares of which 290,000,000 shares are Common Stock, par value $.01 each, and 50,000,000 shares are Preferred Stock, par value $.01 each (hereinafter referred to as "Preferred Stock"). The Corporation may issue the Preferred Stock from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this ARTICLE IV, for each such series the number of shares constituting such series and the designations and powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors or a duly authorized committee thereof under the DGCL. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereafter enacted.

                                   ARTICLE V

     The Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

                                   ARTICLE VI

     1. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended. No repeal or modification of the foregoing provisions of this Section 1 nor, to the fullest extent permitted by law, any modifications of law, shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     2. Each person who is or was a director, officer, employee or agent of the Corporation (and the heirs, executors or administrators of such person) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law as the same exists or may hereafter be amended. The right to indemnification conferred in this Section 2 shall also include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent authorized by applicable law as the same exists or may hereafter be amended. The right to indemnification conferred in this Section 2 shall be a contract right.

     The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss incurred by such person in any such capacity, whether or not the Corporation would have the power to indemnify such person in any such capacity and whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law as the same exists or may hereafter be amended.

     The rights and authority conferred in this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of the foregoing provisions of this
Section 2 nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director, officer, employee or agent of the Corporation or any other person existing at the time of such repeal or modification.






                                       3